UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 19, 2010 (January 15, 2010)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On January 18, 2010, BreitBurn Energy Partners L.P. (the "Partnership") issued a press release regarding the Temporary Injunction Order (as defined below).  A copy of the press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibits 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

In connection with the pending litigation filed by Quicksilver Resources Inc. ("Quicksilver") against the Partnership and the other defendants named therein, on January 15, 2010, the 48th District Court in Tarrant County, Texas (the "Court") issued two orders entitled "Order Granting Plaintiff’s Application for Temporary Injunction" (the "Temporary Injunction Order") and "Supplemental Summary Judgment Order On Severability" (the  "Supplemental Summary Judgment Order").  Copies of the orders are filed and attached as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated in this Item 8.01 by reference.

The Court declined to enter a mandatory injunction requiring that an annual meeting of the Partnership be held by March 23, 2010, but issued the Temporary Injunction Order "enjoining BreitBurn LP and BreitBurn GP from giving effect to the 'Revised Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. ' (the 'Revised Amendment') purportedly adopted by BreitBurn GP's Board of Directors on December 29, 2009."  The Temporary Injunction Order also enjoins the Partnership "from adopting or proposing any amendment to the Partnership Agreement without leave of court."  This will require the Partnership to seek leave of Court to adopt or propose any amendments to the voting rights provisions of the Partnership Agreement in order to implement the Partnership's previously announced intention to provide meaningful voting rights to all limited partners in the election of directors of BreitBurn GP, LLC.

The Court also supplemented its earlier "Amended Order Regarding Motions for Summary Judgment" signed November 25, 2009 by issuing the Supplemental Summary Judgment Order, which provides that "Section 13.4(b)(iii) is severable from the remainder of Amendment No. 1, and the invalidity of  §13.4(b)(iii) shall not affect the legality and enforceability of the remaining provisions contained in the Amendment other than §13.4(b)(iii)."  Among other things, Section 13.4(b)(iii) limits the voting rights of any limited partner of the Partnership in the election of the directors of our general partner to 20% of the Outstanding (as defined in the Partnership Agreement) common units.  As the Partnership previously indicated, this provision is intended to provide all of the limited partners of the Partnership with meaningful voting rights in the election of directors.

The Court set a hearing on Quicksilver's motion for permanent injunction on issues concerning voting rights of the limited partners on March 1, 2010. The Partnership intends to continue to vigorously pursue its right to determine and implement a plan of meaningful voting rights for limited partners with respect to the election of directors.  It will move for reconsideration of what it believes to be erroneous rulings and will seek to obtain relief on appeal if necessary.

 The descriptions above of the orders are qualified in their entirety by reference to those documents which are filed with this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	BreitBurn Energy Partners L.P. press release dated January 18, 2010.

99.2	Order Granting Plaintiff’s Application for Temporary Injunction.

99.3	Supplemental Summary Judgment Order On Severability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: January 19, 2010	By:	/s/ Gregory C. Brown
Gregory C. Brown
General Counsel

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	BreitBurn Energy Partners L.P. press release dated January 18, 2010.

99.2	Order Granting Plaintiff’s Application for Temporary Injunction.

99.3	Supplemental Summary Judgment Order On Severability.